UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 15, 2016

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)
McGraw Hill Financial, Inc.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Jack Callahan, Executive Vice President and Chief Financial Officer of S&P Global Inc. (the "Company"), will present at the Morgan Stanley Financials Conference on June 15, 2016 in New York. Mr. Callahan is scheduled to speak from 9:10 a.m. to 9:45 a.m. Eastern Daylight Time. The "fireside chat" will be webcast and may include forward-looking information.

The Company is giving notice of the fact that during the course of the Conference, the Company will reaffirm its prior guidance of mid-to-high single-digit revenue growth and adjusted diluted EPS of $5.00 to $5.15 for the 2016 fiscal year as most recently stated in a Form 8-K the Company furnished to the Securities and Exchange Commission on April 26, 2016.

Webcast Instructions: Live Replay

The webcast (audio and slides) will be available live and in replay through the Company’s Investor Relations website http://investor.spglobal.com/CustomPage/Index?KeyGenPage=1073751596&event=1073748110 (please copy and paste URL into web browser). The webcast replay will be available approximately three hours after the end of the presentation and will remain accessible for three months, ending on September 12, 2016. Any additional information presented during the presentation will be made available on the Company’s Investor Presentations web page.

Pursuant to general instruction B.2 to Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information in this Form 8-K shall not be incorporated by reference into any filing or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing or document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.
/s/ Katherine J. Brennan
By:     Katherine J. Brennan
Senior Vice President, Deputy General Counsel
& Corporate Secretary

Dated: June 15, 2016